Exhibit 99

                Chemed Corporation's Board of Directors Approves
                      $50 Million Stock Repurchase Program


    CINCINNATI--(BUSINESS WIRE)--Aug. 14, 2006--Chemed Corporation (NYSE:CHE) today announced that the Board of Directors has formally authorized the establishment of a $50 million ongoing share repurchase program. In addition, the Company intends to fully utilize the remaining $8 million from its February 2000 share repurchase program. These share repurchases will be funded through a combination of cash generated from operations as well as utilization of its revolving credit facility. The timing and the amount of any repurchase of shares will be determined by Company management based on its evaluation of market conditions and other factors.
    Listed on the New York Stock Exchange and headquartered in Cincinnati, Ohio, Chemed Corporation (www.chemed.com) operates two wholly owned subsidiaries:
VITAS  Healthcare and  Roto-Rooter.  VITAS is the nation's  largest  provider of end-of-life hospice care and Roto-Rooter is the nation's leading provider of plumbing and drain cleaning services.
    Statements in this press release or in other Chemed communications may relate to future events or Chemed's future performance. Such statements are forward-looking statements and are based on present information Chemed has related to its existing business circumstances. Investors are cautioned that such forward-looking statements are subject to inherent risk and that actual results may differ materially from such forward-looking statements. Further, investors are cautioned that Chemed does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations.

    CONTACT: Chemed Corporation
             David P. Williams, 513-762-6901